Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Brightcove Inc. for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), David Mendels, as Chief Executive Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: March 10, 2014	By: /s/ David Mendels David Mendels Chief Executive Officer (Principal Executive Officer)

In connection with the Annual Report on Form 10-K of Brightcove Inc. for the year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Christopher Menard, as Chief Financial Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: March 10, 2014	By: /s/ Christopher Menard Christopher Menard Chief Financial Officer (Principal Financial Officer)